Exhibit 10.2
February 20, 2009
Adeco Agropecuaria S.A.
Catamarca 3454
B1640FWB | Martínez
Buenos Aires, Argentina
Attention: Federico Zin
Pilaga S.R.L.
Catamarca 3454
B1640FWB | Martínez
Buenos Aires, Argentina
Attention: Federico Zin
Re: Loan No. 2028A/OC-AR - Offer 01/2009
Ladies and Gentlemen,
1.	We make reference to the Loan Agreement, dated as of December 19, 2008 (the Loan Agreement), among Adeco Agropecuaria S.A., Pilaga S.R.L. (the Borrowers) and Inter-American Development Bank (IDB). Capitalized terms used but not defined in this offer letter have the meanings assigned to them in the Loan Agreement. The rules of interpretation set forth in Section 1.2 (Interpretation) of the Loan Agreement shall apply to this request.

2.	We hereby offer to you the option to deliver a notice to IDB stating whether the Borrowers elect that the A Loan bears interest at the A Loan Variable Interest Rate (as defined in Exhibit A hereto) or the A Loan Fixed Interest Rate (as defined in Exhibit A hereto) pursuant to the terms set forth in Exhibit A hereto (the “Offer 01/2009”). This Offer 01/2009 expires five (5) Business Days prior to the date of the first Disbursement.

3.	If you accept this Offer 01/2009 as stated in paragraph 2 above any such notice delivered pursuant to paragraph 2 above shall be irrevocable and such election shall remain in force until the A Loan has been repaid in full.

4.	The terms and conditions of the Loan Agreement in effect as of the date of this Offer 01/2009 shall continue in full force and effect unchanged, except as amended by this Offer 01/2009 upon its acceptance by each of the Borrowers.

Offer 01/2009	Loan No. 2028A/OC-AR

5.	THIS OFFER 01/2009 IS GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

6.	The provisions of Section 8.1 (Notices), Section 8.5 (Counterparts), Section 8.7 (Amendment), Section 8.10 (Applicable Law and Jurisdiction), Section 8.11 (Term of Agreement), Section 8.13 (Entire Agreement), Section 8.14 (No Third Party Beneficiaries) and Section 8.15 (Waiver and Estoppel) of the Loan Agreement are incorporated herein and shall apply to this Offer 01/2009, mutatis mutandis.
Yours truly,

INTER-AMERICAN DEVELOPMENT BANK

/s/ Hans U. Schulz
Name:	Hans U. Schulz
Title:	General Manager
Structured and Corporate Finance Department

Offer 01/2009	Loan No. 2028A/OC-AR

EXHIBIT A
TERMS OF THE OFFER 01/2009
I. DEFINITIONS
The following definitions shall apply to the Offer 01/2009 and where the same term is contained in the Loan Agreement, the following terms shall prevail:
A Loan Fixed Interest Rate means, if the Borrowers make the A Loan Fixed Interest Rate Election, the fixed rate of interest payable on the outstanding principal amount of the A Loan from time to time determined in accordance with Section III(B) of this Exhibit.
A Loan Fixed Interest Rate Determination Date means for any A Loan Disbursement, the date which is two (2) Business Days prior to the applicable Disbursement Date.
A Loan Fixed Interest Rate Election means a notice delivered by the Borrowers to IDB stating that they elect for the A Loan to bear interest at the A Loan Fixed Interest Rate in accordance with Section III(B) of this Exhibit and, as a result thereof and of the application of the provisions of Section III(B) of this Exhibit, the A Loan accrues interest at the A Loan Fixed Interest Rate.
A Loan Interest Rate means the A Loan Fixed Interest Rate or the A Loan Variable Interest Rate, as relevant, determined in accordance with Section III of this Exhibit and, if applicable, Section 3.23 (Change in Interest Period) of the Loan Agreement.
A Loan Variable Interest Rate means, if the Borrowers make the A Loan Variable Interest Rate Election, the variable rate of interest payable on the outstanding principal amount of the A Loan from time to time determined in accordance with Section III(A) of this Exhibit.
A Loan Variable Interest Rate Election means notice delivered by the Borrowers to IDB stating that they elect for the A Loan to bear interest at the A Loan Variable Interest Rate in accordance with Section III(A) of this Exhibit.
Business Day means a day when banks are open for business in the City of New York, New York, and, for the purpose of determining the Disbursement Swap Market Fixed Rate or LIBOR (other than pursuant to subclause (b) of the definition of LIBOR), in London, England as well.
Disbursement Swap Market Fixed Rate means, in respect of each A Loan Disbursement, the fixed rate quoted in the Dollar swap market on the A Loan Fixed Interest Rate Determination Date for such A Loan Disbursement as being payable in respect of interest at LIBOR for the amount of such A Loan Disbursement, as determined by IDB on the basis of the most favorable rate to the Borrower out of three (3) firm quotations from dealers in the Dollar swap market selected by IDB in good faith, taking into consideration the repayment schedule set forth in Section 3.3.1 (Repayment) of the Loan Agreement.
Fixed Rate Prepayment Costs means an amount equal to: (a) in the case of a prepayment of the outstanding A Loan in full at any time when the A Loan is accruing interest at the A Loan Fixed Interest Rate, an amount in Dollars equal to the cost of breakage of funds, termination costs and other unwinding

Offer 01/2009	Loan No. 2028A/OC-AR

costs incurred by IDB, if positive, as determined by IDB on the basis of the most favorable costs to the Borrower out of at least three (3) firm quotations from dealers in the Dollar swap market selected by IDB in good faith, taking into account the principal repayment schedule, the Term Date and the final maturity date for the Loan (with any necessary determinations being made by IDB); or (b) in the case of a partial prepayment of the A Loan at any time when the A Loan is accruing interest at the A Loan Fixed Interest Rate, a proportion of such costs determined in accordance with subclause (a) above equal to the proportion that the amount of the A Loan being prepaid bears to the amount of the A Loan then outstanding. IDB’s determination of the Fixed Rate Prepayment Costs shall be final and conclusive and bind the Borrower unless the Borrower proves to IDB’s satisfaction that the determination involved manifest error.
Interest Payment Date means May 15 and November 15 of each year or, if the A Loan bears interest at the A Loan Variable Interest Rate only, then in the case of any Interest Period of less than six (6) months as provided under Section 3.23 (Change in Interest Period) of the Loan Agreement, the fifteenth (15th) day of the month in which the relevant Interest Period ends.
Term Date means the date that is the first scheduled A Loan Repayment Date.
II. GENERAL PROVISIONS
The following provisions shall apply to the Offer 01/2009 and the applicable section of the Loan Agreement referred to below shall be deemed amended to reflect the following:
Section 3.5 of the Loan Agreement (Voluntary Prepayments)
In addition to the fees and costs listed in Section 3.5.1.2 of the Loan Agreement, in the event the Borrowers make the A Loan Fixed Interest Rate Election and all or any portion of the A Loan is prepaid under Section 3.5 (Voluntary Prepayments) of the Loan Agreement, then, on the date of such prepayment, the Fixed Rate Prepayment Costs (if any) in respect of such prepayment shall also be payable by the Borrowers in addition to the other costs and expenses listed in, and on the same terms as are stated in, Section 3.5.1.2 of the Loan Agreement.
Section 3.6 of the Loan Agreement (Mandatory Prepayments)
In addition to the fees and costs listed in Section 3.6.1 of the Loan Agreement, in the event the Borrowers make the A Loan Fixed Interest Rate Election and all or any portion of the A Loan is prepaid under Section 3.6 (Mandatory Prepayments) of the Loan Agreement, then, on the date of such prepayment, the Fixed Rate Prepayment Costs (if any) in respect of such prepayment shall also be payable by the Borrowers in addition to the other costs and expenses listed in, and on the same terms as are stated in, Section 3.6.1 of the Loan Agreement.
Section 3.14 of the Loan Agreement (Cost, Expenses and Losses)
For the purposes of Section 3.14 (Costs, Expenses and Losses):
(a)	Section 3.14.1 shall also be applicable to the following additional two circumstances:

Offer 01/2009	Loan No. 2028A/OC-AR

(i)	canceling any or all of the Loan pursuant to Section 3.15 (Suspension or Cancellation by IDB) of the Loan Agreement or Section 3.16 (Cancellation by the Borrower) of the Loan Agreement;

(ii)	failing to submit a Disbursement Request for the last Disbursement (a) on or prior to the Commitment Termination Date, or (b) prior to the cancellation of any undisbursed amounts of the A Loan in accordance with Section 3.15 (Suspension or Cancellation by IDB) of the Loan Agreement or Section 3.16 (Cancellation by the Borrower) of the Loan Agreement; and
(b)	“costs, expenses or losses” under Section 3.14.2 of the Loan Agreement shall include any interest paid or payable to cover any unpaid amount, any “broken funding” or hedge liquidation costs and any loss, premium, penalty or expense that may be incurred in liquidating or employing deposits of or borrowings from third parties in order to make, maintain or fund all or any part of the Loan or a Participation but, in each case, after taking into account any Fixed Rate Prepayment Costs received by IDB, and, in the case of a late payment, after taking into account any late payment interest received by IDB under Section 3.12 (Late Charges).

(c)	IDB’s determination of any “costs, expenses or losses” shall be final and conclusive and bind the Borrower unless the Borrower proves to IDB’s satisfaction that the determination involved manifest error.
Section 3.19 of the Loan Agreement (Illegality)
In addition to the fees and costs listed in Section 3.19.2 of the Loan Agreement, in the event the Borrowers make the A Loan Fixed Interest Rate Election, and all or any portion of the A Loan is prepaid, in accordance with Section 3.19 (Illegality) of the Loan Agreement, then, on the date of such prepayment, the Fixed Rate Prepayment Costs (if any) in respect of such prepayment shall also be payable by the Borrowers in addition to the other costs and expenses listed in such sections of the Loan Agreement.
Other Fees and Expenses
In addition to the fees and costs listed in the Loan Agreement, in the event the Borrowers make the A Loan Fixed Interest Rate Election, and all or any portion of the A Loan is prepaid, in accordance with Section 3.18 (Increased Costs), Section 6.2.16 (Prepayment), Section 6.6.2 (Application of Proceeds), or Section 7.1.1.2 (General Acceleration Terms and Conditions) of the Loan Agreement, then, on the date of such prepayment, the Fixed Rate Prepayment Costs (if any) in respect of such prepayment shall also be payable by the Borrowers in addition to the other costs and expenses listed in such relevant sections of the Loan Agreement.
III.	DETERMINATION OF INTERESTS RATES
Part A — A Loan Variable Rate Option

Offer 01/2009	Loan No. 2028A/OC-AR

In the event the Borrowers elect for the A Loan to bear interest at the A Loan Variable Interest Rate in accordance with the Offer 01/2009, the provisions of Section 3.21 of the Loan Agreement shall apply, provided that references to the A Loan Interest Rate shall be deemed to be references to the A Loan Variable Interest Rate.
Part B — A Loan Fixed Rate Option
In the event the Borrowers elect for the A Loan to bear interest at the A Loan Fixed Interest Rate in accordance with the Offer 01/2009, the following provisions shall apply:
III(B)(1) Each A Loan Disbursement shall bear interest at the A Loan Fixed Interest Rate.
III(B)(2) Interest on any A Loan Disbursement shall accrue from day to day, computed on the basis of actual number of days elapsed and a year of three hundred and sixty (360) days and be payable in arrears on each Interest Payment Date; provided that with respect to any A Loan Disbursement made less than ten (10) days before an Interest Payment date, interest on that Disbursement shall be payable commencing on the second Interest Payment Date following the date of that Disbursement.
III(B)(3) The A Loan Fixed Interest Rate for each A Loan Disbursement shall be the rate that is the sum of:
(a)	the Disbursement Swap Market Fixed Rate as of the applicable A Loan Fixed Interest Rate Determination Date; plus

(b)	the Applicable Spread.
III(B)(4) On the applicable A Loan Fixed Interest Rate Determination Date, IDB shall determine the A Loan Fixed Interest Rate for such A Loan Disbursement and promptly notify the Borrowers in writing of such rate.
III(B)(5) IDB’s determination of the A Loan Fixed Interest Rate on the applicable A Loan Fixed Interest Rate Determination Date shall be final and conclusive and shall bind the Borrowers unless either Borrower proves to IDB’s satisfaction that the determination involved manifest error.

Offer 01/2009	Loan No. 2028A/OC-AR

FORM OF OFFER 01/2009 ACCEPTANCE LETTER
February 20, 2009
Inter-American Development Bank
1300 New York Avenue, N.W.
Washington, D.C. 20577
United States of America
Attn: Structured and Corporate Finance Department, Portfolio Management Unit
Ladies and Gentlemen,
1.	We hereby accept the Offer 01/2009, dated February 20, 2009.

2.	We acknowledge that the persons signing below for each of Adeco Agropecuaria S.A. and Pilaga S.R.L., are each an authorized representative of the above referenced companies.

3.	THIS OFFER 01/2009 ACCEPTANCE LETTER IS GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.
Yours truly,

ADECO AGROPECUARIA S.A.		PILAGA S.R.L.

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Name:		Name:
Title:	Authorized Representative	Title:	Authorized Representative